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                            Amendment to Schedule A
                        To the Selling Group Agreement
                                   Between
                  The Lincoln National Life Insurance Company
                                     and
                   Lincoln Financial Advisors Corporation
                           Effective August 1, 2001

         The following is a list of Contracts that Broker has been granted authority by the Company to sell:

              1.       Lincoln National Life Insurance Company
                       Multi-Fund(R) Variable Annuity Contracts
                       (Lincoln National Variable Annuity Account C)

              2.       Lincoln National Life Insurance Company
                       Variable Universal Life III Contracts
                       (Lincoln Life Flexible Premium Variable Life Account G)

              3.       Lincoln National Life Insurance Company
                       Multi-Fund(R) Variable Life
                       (Lincoln Life Flexible Premium Variable Life Account K)

              4.       Lincoln National Life Insurance Company
                       VUL I
                       VULCV
                       VULDB
                       VULCVII
                       LVUL-MG
                       (Lincoln Life Flexible Premium Variable Life Account M)

              5.       Lincoln National Life Insurance Company
                       Lincoln ChoicePlus
                       Lincoln ChoicePlus Access
                       Lincoln ChoicePlus Bonus
                       Lincoln ChoicePlus II
                       Lincoln ChoicePlus II Access
                       Lincoln ChoicePlus II Bonus
                       Lincoln ChoicePlus II Advance
                       (Lincoln National Variable Annuity Account N)

              6.       Lincoln National Life Insurance Company
                       Group Multi-Fund(R)
                       (Lincoln Life Variable Annuity Account Q)

              7.       Lincoln National Life Insurance Company
                       SVUL
                       (Lincoln Life Flexible Premium Variable Life Account R)

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to Schedule A to be executed in its name and behalf by its duly authorized officer specified below.

  THE LINCOLN NATIONAL LIFE                 LINCOLN FINANCIAL
  INSURANCE COMPANY [COMPANY]               ADVISORS CORPORATION
                                            [BROKER]


  By:  /s/ Jeffrey K. Dellinger             By:  /s/ J. Michael Hemp
       -----------------------------             -----------------------------
         Jeffrey K. Dellinger                      J. Michael Hemp
         Vice President                            President